UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2015

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 272-5555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2015, the Board of Directors (the “Board”) of F5 Networks, Inc. (the “Company” or “F5”) accepted the resignation, effective immediately, of Manuel Rivelo as the Company’s President and Chief Executive Officer. In addition, on such date, the Board accepted Mr. Rivelo’s resignation as a member of the Board, effective immediately. Such resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 13, 2015, the Board appointed John McAdam as the Company’s President and Chief Executive Officer. In addition, the Board appointed Lead Independent Director Alan J. Higginson as independent, non-executive Chairman of the Board to replace Mr. McAdam, who will continue as a Board member while serving as the Company’s President and Chief Executive Officer.

Mr. McAdam, age 64, served as the Company’s Chairman of the Board from July 1, 2015 until December 13, 2015 and as the Company’s President and Chief Executive Officer, while also serving as a director, from July 2000 until July 2015. Prior to joining the Company, Mr. McAdam served as General Manager of the Web server sales business at International Business Machines Corporation (“IBM”) from September 1999 to July 2000. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to IBM in September 1999. Mr. McAdam serves as a director of Tableau Software, a publicly-held company that provides business intelligence software, Nutanix, a privately-held company that provides infrastructure for enterprise computing, and Apptio, a privately-held company that provides technology business management. Mr. McAdam holds a B.S. in Computer Science from the University of Glasgow, Scotland.

For additional information regarding Mr. McAdam, please review the relevant disclosures in the Company’s last proxy statement filed with the Securities and Exchange Commission (“SEC”) on January 16, 2015 and the current report on Form 8-K dated April 22, 2015, which disclosures are incorporated herein by reference. The Company expects to enter into a new employment arrangement with Mr. McAdam. This arrangement has not yet been finally determined, but will be disclosed in a subsequent filing with the SEC when the arrangement is finalized, as required.

Item 7.01. Regulation FD Disclosure

On December 14, 2015, the Company issued a press release providing certain information relating to the Company’s commitment to its strategy and financial targets, as well as regarding the executive changes. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

99.1	Company press release, dated December 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)

Date: December 14, 2015	By:	/s/ Scot Rogers
Scot Rogers
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release, dated December 14, 2015.